Partnership Agreement

Beijing Hongyuan Recycling Energy Investment Center (Limited Partner)

July, 2013

Beijing, China

Contents

1.	Definition		5
2.	Name and Location of Business for the Partnership Enterprise		7
	2.1	Name	7
	2.2	Location of Business	7
3.	Purpose of Partnership and Scope of Business		8
	3.1	Purpose of Partnership	8
	3.2	Scope of Business	8
	3.3	Investment Direction and Method	8
4.	Term of Partnership		8
	4.1	Term of Fund	8
	4.2	Term of Partnership	8
5.	Name and Location of Partners		8
	5.1	General Partner	9
	5.2	Limited Partner	9
6.	Method, Amount, and Term of Investment		9
	6.1	Subscription	9
	6.2	Actual Capital Contribution	9
	6.3	Register for Partners	10
7.	General Partner		10
	7.1	Requirement, Selection and Removal of Executive Partner	10
	7.2	The Execution of Partnership Affairs	10
	7.3	General Partner Acts on Behalf of the Partnership Enterprise	10
	7.4	Responsibilities and Rights of General Partner	11
	7.5	Termination of the General Partner by the Partnership Enterprise	12
	7.6	Unlimited Joint Liability and Breach of Contract of General Partner	12
	7.7	Property Transfer of General Partner	13
	7.8	Withdraw by General Partner	13
	7.9	Authorization and Change of Business Registration	13
8.	Limited Partners		14
	8.1	Limited Liability of Limited Partner	14
	8.2	Limited Partner Shall not Execute Partnership Affairs	14
	8.3	Property Transfer of Limited Partners	14
	8.4	Rights of Limited Partners	16
	8.5	Liability and Breach of Contract by Limited Partners	16
9.	Partner Meeting		17
	9.1	Partners Annual Meeting	17
	9.2	Prohibited Acts	18

	9.3	Fund Custodian	18
10.	Distribution of Profits and Losses		18
	10.1	Capital Account	18
	10.2	Distribution of Profit	18
	10.3	Distribution and Allocation of Non-cash Assets	19
	10.4	Assume the Losses	19
11.	Taxation		20
12.	Fee Payment		20
	12.1	Management Fees of General Partner	20
	12.2	Custodian Fees	20
	12.3	Operating Cost of Partnership Enterprise	20
13.	Accounting, Auditing and Other Financial Matters		20
	13.1	Accounting	20
	13.2	Fiscal Year	20
	13.3	Auditing and Financial Statement	21
	13.4	Information Disclosure	21
14.	Admission, Withdraw and Removal		21
	14.1	Admission	21
	14.2	Withdraw	21
	14.3	Removal	22
	14.4	Property to be received upon exit of partnership	22
	14.5	Property to be received upon removal	22
15.	Non-competition and Exemption		23
16.	Transformation between Limited Partner and General Partner		23
17.	Dissolution and Liquidation		23
	17.1	Dissolution	23
	17.2	Liquidation	24
	17.3	Responsibility of Trustee	25
	17.4	Priorities in the Liquidation	25
18.	Indemnification		25
19.	Miscellaneous		26
	19.1	Amendment to the Agreement	26
	19.2	Reservation of Rights	26
	19.3	Notice	26
	19.4	Severability	27
	19.5	Titles	27
	19.6	Confidentiality	27
	19.7	Law Application and Dispute Resolution	27

19.8	Force Majeure	28
19.9	Effectiveness of the Agreement	28
19.10	Execution Copies	28
19.11	Effective Date of the Agreement	28
19.12	Where the Agreement Is Signed	28

In accordance with the Partnership Business Law of the People's Republic of China (hereinafter referred to as “Partnership Business Law”) and applicable laws, Beijing Hongyuan Recycling Energy Investment Center (limited partner) (hereinafter referred to as the “partnership enterprise”), Hongyuan Recycling Energy Investment Management (Beijing) Co., Ltd. (general partner), and other limited partners (hereinafter referred to as “partners” together with the general partner) in Exhibit 1 of the agreement signed the partnership agreement (hereinafter referred to as “the agreement”) on the date as shown on the signature page.

1.	Definition

Unless otherwise specified in the agreement, the following terms shall respectively have the following meaning: (Agreements defined or specified herein shall include their amendments, revisions, and supplements.)

Partnership Business Law: the Partnership Business Law of the People's Republic of China, which is passed on August 27, 2006 at the No. 23 conference of the Standing Committee of the 10th National People’s Congress, and implemented from June 1, 2007

Partnership Enterprise/Fund: Beijing Hongyuan Recycling Energy Investment Center (limited partner)

The Agreement: Partnership Agreement of Beijing Hongyuan Recycling Energy Investment Center (limited partner) and valid revisions and supplements

Establishment Date: the date when the business license of the partnership enterprise is obtained

Term of Partnership: as described in 4.2

Project Company: Xi’an Zhonghong New Energy Technology Co., Ltd

Investment: investment from the partnership enterprise on the project company

Owner: purchasers of the CDQ waste heat generated power, which are Jiangsu Tianyu Energy and Chemical Group Co., Ltd. and Boxing Chengli Gas Supply Co., Ltd.

Partners: general partner and limited partners

Enterprise Registration Office: industry and commerce administration authorities that could accept the registration of the partnership enterprise according to the law

General Partner: Hongyuan Recycling Energy Investment Management (Beijing) Co., Ltd.

Preferred Limited Partner: China Orient Asset Management Corporation

General Limited Partner: Hongyuan Huifu Venture Capital Co., Ltd.

Secondary Limited Partner: Xi’an TCH Energy Technology Co., Ltd.

Xi’an TCH: Xi’an TCH Energy Technology Co., Ltd.

Subscription: the amount next to the name of partners in Exhibit 1, and revisions to the amount are valid

Actual Capital Contribution: sum of capital paid by partners up to any date

Percentage of Actual Capital Contribution: percentage of capital paid by each partner among all partners up to any date

Executive Partner: the only general partner, executive partner of the partnership enterprise, which is Hongyuan Recycling Energy Investment Management (Beijing) Co., Ltd.

Intermediaries: institutes or personnel, including but not limited to accountants, auditors, appraisers, lawyers, supervision banks (if any), and technical experts, providing professional services employed during the establishment of the partnership enterprise and investments

Share of Property: all rights and interests, including but not limited to rights obtained from the partnership enterprise, of partners according to applicable laws and the agreement

Default Partner: partner breaches the agreement due to its performance or non-performance

Non-defaulting Partner: partner abides by the agreement

Succeeded Limited Partner: limited partner succeeded according to the way of transfer in the agreement

Estimated Expenses: possible expenses incurred during the partnership and assumed by the partnership enterprise, including but not limited to operation costs, trustee fee, clearing fee, and other related fees

Breach of Contract in Respect of Transfer: breach of contract because the transfer was not made in accordance with the agreement

Supervision Bank: supervision bank for the capital of the partnership enterprise specified in the agreement

Trust Agreement: the agreement signed between the partnership enterprise and the supervision bank that all capital of the partnership enterprise is under the trusteeship of the supervision bank

Capital Account: as described in 10.1

Affiliated Person: any specified person who is directly or indirectly controlled by one or more agencies or controls others or any person jointly controlled with the specified person; the project company cannot be taken as the “affiliated person” for the partnership enterprise or the general partner

Operating Cost of Partnership Enterprise: as described in 12.3

Distributable Assets: cash and other distributable assets received by the partnership enterprise for selling or dealing with invested projects, or cash or non-cash dividends, interest, and other income deducted taxes and fees

Entities: any legal or economic entities, such as natural persons, partnership enterprises, or companies

Applicable Laws: any applicable laws, rules, regulations, ordinances, and other legal documents, including but not limited to Partnership Business Law of the People's Republic of China, Contract Law of the People's Republic of China, and Measures for the Administration of Registration of Partnership Businesses of the People's Republic of China

Business Days: business days of financial institutions regulated by the State Council of the People’s Republic of China

Fiscal Year: from January 1 to December 31, the first fiscal year starts from the establishment date of the partnership enterprise to December 31 of the year

2.	Name and Location of Business for the Partnership Enterprise
2.1	Name

The name of the partnership enterprise is Beijing Hongyuan Recycling Energy Investment Center (limited partnership). The enterprise name and identification are owned by the general partner. In the duration of the partnership enterprise, the partnership enterprise and limited partners could use the enterprise name and identification for free in advertisement, promotion and public disclosure, but they don’t have ownership or other rights over the enterprise name and identification. If (1) the partnership enterprise is terminated, or (2) the general partner termination event occurs as specified in the agreement, or (3) the general partner transfers their assets (except for assets transferred to affiliated persons of the general partner), then use of enterprise name and identification by the partnership enterprise and limited partners shall be terminated, and the ownership of the enterprise name and identification still belongs to the general partner or assigned affiliated persons.

2.2	Location of Business

The location of business for the partnership enterprise is Room 09, Floor 6, Building 1, No. 43, A, North Street, Xizhimen, Haidian District, Beijing.

The general partner could change the location of business based on operational needs, but must change the registration at the Administration for Industry and Commerce, and notify limited partners in written within 30 days after the registration change. Under this clause, the general partner has rights to sign or represent limited partners signing legal documents and completing registration change. If the law or government authorities require limited partners to sign legal documents for registration change in person, limited partners shall sign required legal documents in person.

3.	Purpose of Partnership and Scope of Business

3.1	Purpose of Partnership

The purpose is to invest in the project company. Investments will be in the form of equity, debt, and/or other forms approved by applicable laws and the agreement. The interest payment will be distributed as investment return to all of the partners. Unless all of the partners (except for Xi'an TCH) approve, the purpose shall not be amended.

3.2	Scope of Business

Project investment, investment management, asset management, investment consultation (subject to the final business scope registered at the Administration for Industry and Commerce); the scope of business could be changed with unanimous consent from all partners, and the general partner shall change the registration at the registration authority.

3.3	Investment Direction and Method

The investment shall be used for the project company’s the construction and operation of two coke dry quenching (“CDQ”) waste heat power generation stations with Jiangsu Tianyu Energy and Chemical Group Co., Ltd. ("Tianyu") and one CDQ waste heat power generation station with Boxing County Chengli Gas Supply Co., Ltd. ("Chengli").

The investment is in the form of equity and debt. RMB 3 million is used for 10% of the stock equity of the project company, the rest of the investment is provided to the project company as entrusted loan.

4.	Term of Partnership

4.1	Term of Fund

The term of the Fund is 6 years from the date of its establishment.

4.2	Term of Partnership

Term of partnership means the partnership duration for the preferred and ordinary limited partner and general partner. Upon the expiration of their respective terms, each partner shall exit from the partnership automatically and obtain properties according to 14.4. The term for the preferred limited partner is 3 years from the date of its contribution and for the ordinary limited partner is 4 years from the date of its contribution, unless otherwise approved by the general partner.

5.	Name and Location of Partners

There are four partners of the partnership enterprise.

5.1	General Partner

The general partner is Hongyuan Recycling Energy Investment Management (Beijing) Co., Ltd. The legal representative is Zhang Zhong, and the address is 201, No. 19, Taipingqiao Street, Xicheng District, Beijing.

5.2	Limited Partner

Please see Exhibit 1 for names of limited partners and their capital contributions.

Limited partners shall assume responsibilities to their respective subscription amount.

6.	Method, Amount, and Term of Investment

6.1	Subscription

Total amount of the fund is RMB 460 million. Exhibit 1 lists the subscription and actual capital contribution for each partner.

The general partner shall make a subscription of RMB 5 million; the preferred limited partners shall make a subscription of RMB 280 million; the general limited partner shall make a subscription of RMB 100 million; the secondary limited partner shall make a subscription of RMB 75 million.

6.2	Actual Capital Contribution

Please see Exhibit 1 for actual capital contributions. The general partner shall make capital contribution in full upon the establishment of the partnership enterprise. The limited partners shall make their respective capital contributions to the Fund according to Notice of Capital Contributions based upon the satisfaction of the following conditions:

(1)	Tianyu and Chengli have signed agreements with the project company and making commitments for power purchases;

(2)	Xi'an TCH has completed the pledge of account receivables of its Shenqiu biomass project phase I and phase II power generation systems;

(3)	Xi'an TCH has completed the pledge of the fixed assets of its Shenqiu project phase I and phase II power generation system;

(4)	Xi'an TCH has provided an unlimited joint liability guarantee;

(5)	Mr. Guohua Ku has provided an unlimited joint liability guarantee;

(6)	Xi'an TCH has issued a promissory letter to the partnership enterprise in the event that the project company is unable to repay fully the loan and accrued interest (Xi'an TCH will pay the unpaid amount);

(7)	The partnership enterprise, the project company and the supervision bank have signed a capital supervision agreement.

Capital contributions are completed when all partners transferred their capitals into the bank account of the partnership enterprise that is opened by the general partner at the supervision bank. The partnership enterprise and the general partner shall issue the confirmation for capital contributions to all partners after the completion of capital contribution.

6.3	Register for Partners

The general partner shall provide the partnership enterprise the register for partners (Exhibit 1), including names, addresses, subscriptions, capital contributions, and other necessary information.

If any information is changed during the partnership, the general partner shall update the information accordingly. If there is any changes to limited partners, Exhibit 1 and registration at the Administration for Industry and Commerce shall be updated. Under this clause, the general partner has rights to sign or represent limited partners to sign legal documents and complete registration changes. If the law or government authorities require limited partners to sign legal documents for registration change in person, limited partners shall sign required legal documents in person.

7.	General Partner

7.1	Requirement, Selection and Removal of Executive Partner

The only requirement for the executive partner is that the executive partner shall be the general partner of the partnership enterprise .

By signing this agreement, all partners confirm that the general partner is selected to be the executive partner of the partnership enterprise.

Unless otherwise specified by applicable laws and regulations, the rights, removal or replacement of the executive partner is subject to terms of this agreement relating to the general partner.

7.2	The Execution of Partnership Affairs

With unanimous consent of all partners, the general partner shall execute the partnership business and represent the partnership enterprise. The general partner shall assign representatives to execute partnership business and has the right to replace representatives. The general partner has the right to employ a third party other than any partner as the management personnel for the partnership enterprise. The general partner shall be fully responsible for operation and management of the management personnel.

7.3	General Partner Acts on Behalf of the Partnership Enterprise

Unless otherwise specified in the agreement, with the resolution or authorization from the board of the general partner, the general partner has the right to enter into any agreement and proposal, make any commitment, or manage properties (including real estate, intellectual properties, and others) of the partnership enterprise according to its own discretion to be necessary, beneficial or convenient in order to reach the goal of this partnership.

When the general partner acts on behalf of the partnership enterprise, the general partner does not have to show any authorization from the partnership enterprise.

Any acts of the general partner or its representatives in execution of the partnership enterprise business, including any cooperation and negotiation with any third party are binding for the partnership enterprise.

7.4	Responsibilities and Rights of General Partner

The general partner executes full management of the partnership enterprise. The general partner shall fulfill its responsibilities and executes its rights under principle of good faith and fairness and according to the requirement of this agreement. It shall invest its time into the business and operation of the partnership enterprise to make sure the partnership is well managed. The general partner has the rights of management and operation of the partnership enterprise, invested projects, withdraw, and others according to the terms of this agreement.

According to the Partnership Business Law and this agreement, the general partner has following rights, including but not limited to:

(1)	Changing the location of business for the partnership enterprise;

(2)	Dissolving the partnership enterprise in accordance with the agreement;

(3)	Employing a third party other than partners as management personnel of the partnership enterprise (if any);

(4)	Dispose the properties of the partnership enterprise for distribution purpose;

(5)	Authorizing limited partners to transfer its shares to a third party in accordance with the agreement;

(6)	Executing investments on behalf of the partnership enterprise;

(7)	Employing service providers to provide services to the partnership enterprise;

(8)	Engage activities for partnership to maintain it existence, operation and fulfill its goal;

(9)	Provide daily operational and investment management service to the partnership enterprise;

(10)	Initiate legal proceedings, defense lawsuits, conduct arbitration on behalf of the partnership enterprise, to take actions to protect safety of the properties of the partnership enterprise, and reduce risks to the partnership enterprise, general partner, and properties;

(11)	Sign documents on behalf of the partnership enterprise;

(12)	Handle taxes for the partnership enterprise according to national laws and regulations;

(13)	Protect lawful rights and interests of the partnership enterprise;

(14)	Others items authorized by the laws and regulation or items not require partnership meeting decisions according to the laws and regulations.

All acts of the general partner in accordance with the Partnership Business Law and this agreement are binding for the partnership enterprise.

7.5	Termination of the General Partner by the Partnership Enterprise

According to the dispute resolution procedure of this Agreement, if the dispute resolution institute agreed by all limited partners confirms that losses are incurred due to intended acts or material negligence of the general partner, or acts violating the Partnership Business Law, or the general partner does not make capital contributions within 30 days after the execution of the agreement, all limited partners could choose an eligible entity as the successor of the general partner. Before the successor of the general partner is chosen, the general partner shall continue fulfilling its responsibilities.

The successor general partner shall change the registration at the Administration of Industry and Commerce within 15 calendar days of the new appointment described above.

Once the appointment described above takes effect, the replaced general partner becomes a limited partner automatically, and has no liable for making further capital contributions. Under this circumstances, properties (including but not limited to it shares of income from investment in the partnership enterprise) of the replaced general partner before its replacement still belongs to the general partner. The general partner and its successor shall assume unlimited joint liability for the debts of the partnership enterprise occurred before the replacement, but the replaced general partner is liable to pay compensation to its successor for the debts mentioned above.

After signing of documents, the successor general partner is regarded as the “general partner” even before the departure of the replaced general partner without further approval or voting requirement from other partners. The successor general partner is responsible for investments and others responsibilities of the partnership enterprise without the need to terminate the partnership enterprise.

For the purpose of compensation for losses, the original general partner and its affiliates can still receive reimbursements under section 18 of this agreement for: 1) compensation for damages to the original general partner and its affiliates for projects conducted before the replacement; 2) compensation for damages to the original general partner and its affiliates for other activities related to the partnership enterprise before the replacement.

7.6	Unlimited Joint Liability and Breach of Contract of General Partner

When assets of the partnership enterprise cannot pay for all its debts, the general partner shall assume unlimited joint liability of the partnership enterprise and other partners.

The general partner shall seek great profits for the partnership enterprise in good faith and honest ways, and the general partner shall pay compensation for any losses to the partnership enterprise or limited partners due to its intended acts or material negligence.

Unless losses occurred due to intended acts or material negligence of the general partner, the general partner and the management personnel are not responsible for compensation of the losses.

7.7	Property Transfer of General Partner

The general partner cannot transfer all or part of its assets in the partnership enterprise unless with written consent of all partners in writing. If the general partner transfers all assets according to the agreement to a transferee, the transferee will be regarded as the successor of the general partner upon the execution of this Agreement. The limited partner shall assist in changing registration at the Administration of Industry and Commerce. Limited partners shall sign legal documents in person if it is required by laws or the government. The successor could continue the business of the partnership enterprise without terminating the partnership enterprise. The general partner and its successor shall assume unlimited joint liability for the debts of the partnership enterprise before the change, but the replaced general partner is liable to pay it back to its successor for the debts.

7.8	Withdraw by General Partner

If 1) the legal withdrawal events for the general partner occur according to the Partnership Business Law (including under the business license of the general partner is cancelled, ordered to shut down or the general partner announces bankruptcy); or 2) the general partner termination event occurs and the successor has not appointed, then the partnership enterprise shall be dissolved and cleared according to section 17 of the agreement. Nonetheless, the general partner cannot take actions to actively terminate, dissolve or withdraw from the partnership enterprise, unless otherwise agreed by all partners.

7.9	Authorization and Change of Business Registration

All limited partners make this irrecoverable special authorization to general partner through the execution of the agreement that general partner is authorized to sign following documents on behalf of all or any of the limited partners:

(1) Execution of the amendment or revision to this agreement (including partners exiting, withdrawing, ownership transfer, decreasing total capital contribution of the partnership enterprise according to partnership conference or arrangements of this agreement) by general partner on behalf of limited partners; When the revision is made according to partnership meeting resolutions, general partner can sign the revision/amendment on behalf of all limited partners pursuing to the partnership resolutions.

(2) Industrial and commercial registration / the change of industrial and commercial registration of the partnership enterprise;

When the change of industrial and commercial registration is required according to the condition and procedure of this agreement (partner exiting, ownership transfer, decreasing total capital contribution of the partnership, etc.), the change takes effect to all partners from date when the condition is met or procedure is completed. The general partner shall update the relative information of partners name list and change the registration; all partners should coordinate for any necessary changes to the Industrial and Commerce Registration.

8.	Limited Partners

8.1	Limited Liability of Limited Partner

Limited partner shall liable for the debts of the company in accordance with their contribution amount.

8.2	Limited Partner Shall not Execute Partnership Affairs

Limited partner shall not execute partnership affairs, shall not action behalf of the partnership. Any limited partners shall not participate in management or investment affair of partnership enterprises or undertake any action, transaction or business in the name of the enterprise, shall not sign documents on behalf of the enterprise, shall not bind the enterprise.

Limited partners exercise power in accordance with the “Partnership Enterprise Law” shall not be considered as participate in management or investment affair of partnership enterprises. To avoid ambiguity, the aforementioned act of the exercise of powers includes:

(1) Matters in this agreement need to be proposed or approved by limited partners;

(2) Matters in this agreement need unanimous consent by limited partners;

(3) Make suggestion of the operation and management of enterprises;

(4) Obtain audited financial reports of partnership enterprise;

(5) In the event involved self- interest, check the financial information of the partnership enterprise;

(6) In the event business interests have been materially infringed, claiming rights or proceedings to the responsible partners;

(7) Provide guarantee for the partnership enterprise;

(8) Exercise voting rights at partnership meeting.

For resolutions approved in partnership meeting according to this agreement and/or resolutions by the general partners made by its own according to this agreement and/or change of business registration by general partners according to this agreement, limited partners shall sign relevant legal document in accordance with the law or requirements of government departments. In the event limited partners refuse to sign the relevant legal document, general partner shall issue summon notice to limited partners. If the signed document is not received within five days after the notice, it shall be deemed the limited partners approved the general partner to sign the relevant legal document on its behalf. All partners agreed the effective date of resolution is the passing day of the resolution according to this agreement, resolutions of general partner made by its own according to this agreement becomes effective since the day the decision is made, and will be effective to all the partners and its validity is not affected by the on-going process of the change of business registration.

8.3	Property Transfer of Limited Partners
8.3.1	In the duration of preferred limited partner, ordinary limited partners shall not transfer, pledge or withdrawal all or part of their property share of the partnership enterprise.

8.3.2	Preferred limited partners can transfer their property share of the partnership enterprise; general partner shall assist preferred limited partners to transfer their property share of the partnership enterprise on Beijing Property Exchanges to list its property shares. Preferred limited partners shall not transfer their property share of the partnership enterprise without the general partner’ permission.

8.3.3	In the duration of partnership enterprise, secondary limited partners shall not transfer, pledge or withdrawal all or part of their property share of the partnership enterprise.

8.3.4	Unless otherwise stipulated in agreement, the following conditions shall be met when limited partners (hereinafter referred to as the transferor) transfer their property shares to third party other than the partners of the partnership enterprise:

(1) The transferor shall submit written notice of transfer to general partners ten calendar days in advance.

(2) Transfer of property shares will not violate the relevant “Partnership Enterprise Law” or other relevant regulations or industry oversight policy, or cause the business activities of the partnership to be otherwise receiving additional restrictions.

(3) The transferor shall send transfer invitation to the other partners for the transferred property shares, other partners have the priority rights to purchase the transfer property shares in accordance with the percentages of their paid capital contribution to the total contribution to the partnership, and the transfer price to other partners shall not be higher than the price proposed to the outside third party, excluding the situation the transfer is done through the listed public trading); for the property share other partners do not purchased, transferor has the right to transfer it to the third party with a transfer price no less than the proposed price to the other partners.

(4) The transferor or the transferee shall promise to pay all the reasonable cost of the transfer to the partnership enterprise and the general partner, include but not limited to the relevant cost to register and file with the enterprise registration authority.

(5) The transferee is qualified to be a party of this agreement and a partner of the partnership enterprise, and its capital contribution shall be in is in compliance with this agreement and applicable laws;

(6) The transferor and transferee shall submit the following documents to partnership enterprise: (1) transfer agreement or other document which can prove the transferee accept this agreement, and (2) Other document, opinion, paper or certification that reasonable requested by the general partner, include but not limited to materials necessary for registration or filing to Enterprise registration authority and Record management authority.

General partner can propose other appropriate conditions based on their own judgment, to guarantee the transfer is compliance with the applicable law and in the meanwhile will not have negatively effect to the enterprise tax treatment and other partners. If general partner thinks there is possibility of the above events happened based on their independent judgment, then general partner shall have right to terminate this transfer, the transferor shall have No objection to this.

8.3.5	When transferee is accepted and succeed the limited partners, all conditions applicable to the transferor in this agreement shall applicable to the succeeding partner, and the succeeding partners shall inherit all rights and obligations based on the transferred property shares. The person is considered as the succeeding partner only on the condition that all the terms in this agreement are satisfied and the person is listed on the partner roster.

8.3.6	Any transfer breaches the agreement shall be deemed invalid transfer. In such event, the enterprise does not recognize the transferee’s right to the shares. The transferor shall continue to fulfill its responsibilities and obligations of this agreement.

8.3.7	The general partner shall make necessary amendments to Annex I to reflect the relevant change of partners and investment subscribed for any transfer made based on this term.

8.4	Rights of Limited Partners
8.4.1	Limited partners have the rights to know the operation of the partnership enterprise. Limited partners have the rights to check the investment record and obtain financial and operation information (include but not limited to accounting books) in order to understand the business and investment position of the enterprise and the operation of the invested enterprises.

8.4.2	The right to obtain income according to this agreement.

8.4.3	The right to supervise general partner to execute the partnership affairs.

8.4.4	In the event partnership enterprise’s interests are materially violated, limited partners have the right to claim rights or file law suits against responsible partners.

8.4.5	Other rights listed in “Partnership Enterprise Law” and relevant regulations, or stated in this agreement.

8.5	Liability and Breach of Contract by Limited Partners

If a third party has the reason to believe limited partner is a general partner and makes transaction with it, then the limited partner shall take same responsibility as general partners.

In the event limited partners make unauthorized transaction with third party on behalf of the partnership enterprise, the limited partners shall assume full liability to any costs happened to the enterprise or other partners.

If (1) any limited partner failes to pay all or part of the capital contribution according to this agreement (breach of payment); or (2) any limited partner breaches the agreement to transfers all or part of its property shares of the enterprise (breach of transfer), the general partner can announce such limited partner is “a breaching partner”. For limited partner who is considered as “a breaching partner”, the general partner has the right to take remedy actions to protect other partners.

In the event of above breach, the general partner has right to require the breaching partner to pay penalty of one tenth of its capital contribution, in the meanwhile, the breaching partner can be terminated after consent by the general partner.

The breaching partner has no right to vote, resolution or decision under this agreement or “Partnership Enterprise Law” or other relevant regulations.

The general partner has right to seek any other legal remedies for breach of agreement by the breaching partner. During the implementation of this agreement, any cost and fees (including legal fees) incurred due to breach behavior by breaching partner shall be borne by the breaching partner. Any such payment by limited partners does not constitute as payment of its capital contribution to this partnership enterprise.

9.	Partner Meeting

9.1	Partners Annual Meeting

General partner shall urge partners to hold partners’ meeting annually from the first full calendar year upon the enterprise established (Partners annual meeting). Special meeting can be held if proposed by the general partner or limited partners represent who has more than 50% of the paid capital of the partnership. General partner shall be responsible for convening the meeting and inform each partner about the conference time, location and agenda at least 10 days early. On the annual meeting, general partner shall report the historic investment performance of the enterprise and communicate fully with each limited partner. Limited partner can ask the general partner questions about the partnership affairs; the general partner shall answer questions to the extent permitted by law and this agreement. The annual meeting costs are the operation expenses of this partnership enterprise.

Partners’ meeting is responsible for decision-making of project investment and other matters not related to the main business. Participating the annual meeting doesn't provide limited partners right to involve in the investment activities or other activities. Partners exercise voting rights in accordance with their paid capital percentages.

Partners' meeting to discuss and decide the following matters:

(1) Change the partnership name proposed by general partner;

(2) Merger, division or organization changes of partnership enterprise;

(3) Dissolution and liquidation of the partnership enterprise (except to the events authorized to the general partner stated in this agreement);

(4) Removal and replacement executive partner (general partner);

(5) Extension of the term of this partnership;

(6) Change of partners goal or change invest project;

(7) Other matters according to law and regulation and this agreement.

The above matters shall be approved by partners represent more than two thirds of the paid capital contribution (except as otherwise agreed in this agreement).

Matters such as potential project investment or implementation of the relevant partnership affairs shall not be proposed for resolution in partners’ meeting, and limited partners shall not try to impact the management of enterprise or other matters through partners’ meeting.

Upon the approved of general partner, the partners’ annual meeting may be held by written consent.

9.2	Prohibited Acts

The partnership enterprise shall not make guarantees for outside third parties.

9.3	Fund Custodian

The partnership enterprise shall commission a nationwide commercial bank with qualification for custody of cash in the account of partnership enterprise. All partners sign this agreement shall be deemed to have authorized general partner to choose the custodian bank.

All cash payment in the partnership enterprise shall comply with the agreed procedures in “Escrow Agreement” made with custodian bank.

10.	Distribution of Profits and Losses

10.1	Capital Account

General partner shall establish ledger for each partner (“Capital account”). General partner shall adjust each partner’s account on the last day of each calendar year according to the following standards.

At the end of each year, the increases in each partner’s capital account are :(1) paid capital contribution within the year; (2) benefits of the year. The decreases in each partner’s capital accounts are: (3) the cash, other securities and assets that have been distributed to the partner within the year; (4) Costs and losses partners should bear. Further adjusted shall be made according to any special amortization or adjustment in this agreement.

10.2	Distribution of Profit

General partner shall not make minimum income guarantees for the investment return. Any items in this agreement shall not be considered as a fixed income guarantee to limited partners.

Within 3 working days upon receipt of each interest payment from the Project Company on the 20th of the last month of each quarter after the entrusted loan has been released to the borrower, the distribution of the cash interest income shall be made according to income distribution principle of this partnership enterprise, and the last distribution is the expiration day of the partnership term.

The distribution of the income (after deduction of necessary operating costs of the partnership) shall be as follows:

(1) distribute to the preferred limited partner until it has reached its cap amount (its capital contribution × 13% ÷4) ; however, for the first income distribution--i.e. the first interest payment by the Project Company to the Fund. The cap should be: its capital contribution × 13% × the number of days from the actual capital contribution to the interest payment ÷360;

(2) distribute to the ordinary limited partner until it has reached its cap amount (its capital contribution × 13% ÷4); however, for the first income distribution--i.e. the first interest payment by the Project Company to the Fund--the cap should be: its capital contribution × 13% × the number of days from the actual capital contribution to the interest payment ÷360;

(3) distribute to the general partner until it has reached its cap amount (its capital contribution × 13% ÷4); however, for the first income distribution-- i.e. the first interest payment by the Project Company to the Fund--the cap should be: its capital contribution × 13% × the number of days from the actual capital contribution to the interest payment ÷360;

(4) The remaining distributable cash income is owned by partnership enterprise.

Xi'an TCH will not be entitled to participate in any distributions until the Project Company fully repays all principal and interest owed to the Fund.

For other income (other than interest income from the Project Company), if it needs to be distributed, the distribution method shall be decided by the general partner, preferred limited partner and ordinary limited partner.

10.3	Distribution and Allocation of Non-cash Assets

For the distribution of non-cash assets: if it is prior to the liquidation of the partnership, then Xi'an TCH has the obligation to purchase such non-cash distributable assets of the Fund at fair market value and the general partner shall also use its best efforts to try to sell such assets to avoid the distribution of non-cash assets. If such assets cannot be timely realized into cash, general partner shall choose to set this assets as owned by all partners.

For non-cash distribution, if non-cash assets are public traded securities, the value of securities is based on the average transaction price of 15 trading days prior to the distribution decision making day; for other non-cash assets, general partner has right to hire an independent agency to assess and determine its value.

During the distribution process of non-cash assets of the partnership enterprise, general partner shall assist partners on their registration of the assets transfer.

10.4	Assume the Losses

All the losses after partnership liquidation priority orders according to this agreement is borne by all or part of the partners.

Limited partners’ liability is limited to their paid capital contribution, general partner has unlimited liability to the partnership enterprise.

When enforcement of the assets of the partnership is taken by the people's court, all partners shall be informed. Other partners have the right of first refusal for such assets under the same conditions.

Profit distribution and losses sharing within the duration of enterprise can be adjusted upon agreement by all partners.

11.	Taxation

Partners shall pay tax according to “Partnership Enterprise Law” and the relevant tax provisions of the nation.

12.	Fee Payment

12.1	Management Fees of General Partner

During the existence of the enterprise, general partner shall not ask for partnership enterprise management fees from limited partners.

12.2	Custodian Fees

The partnership enterprise shall choose a commercial bank as custodian bank. Payment and its terms for custodian fees shall be subject to the agreement signed between partnership enterprise and the custodian bank.

12.3	Operating Cost of Partnership Enterprise

All the following operation expense (partnership enterprise operation costs) shall be paid by partnership enterprise from it revenue, which shall include but not limited to:

(1) Partnership establishment costs, which is the agent fees and other costs relevant to the establishment of the enterprise in the set up stage, include government fees and so on (business registration and change fees);

(2) Service agent costs involved in the investment project;

(3) Referral fees and commissions fees for project referrals;

(4) Taxation and fees for to obtain, acquire, hold and sell the enterprise’s assets;

(5) Special report preparation costs for limited partners;

(6) Annual audit fees (include audit firm business travel expense);

(7) Attorneys' fees and related travel expenses for legal service provided to partnership enterprise;

(8) Financial advisory fees and related travel expenses for financial service provided to partnership enterprise;

(9) Litigation, arbitration and public announcements fees for which enterprises as the mainstay;

(10) Partners’ annual meeting fees, include travel expense for general partner to attend or organize such meeting;

(11) Custodian Fees, entrusted loan fees, bank accounts regulatory fees and so on;

(12) Other reasonable costs relevant to the valid and subsisting of partnership enterprise.

13.	Accounting, Auditing and Other Financial Matters

13.1	Accounting

General partner shall maintain the accounting statement during the duration of enterprise and keep three years after the dissolution and such statement shall be the basis of financial statements submitted to the partners in accordance with relevant regulation.

13.2	Fiscal Year

The fiscal year of partnership enterprise is the same with calendar year; the first fiscal year starts from the establishment of the enterprise and ends at December 31 of the same year.

13.3	Auditing and Financial Statement

Auditor shall audit the financial reports of the enterprise at the end of each fiscal year. The change of auditor shall be decided by general partner.

General partner shall submit the following financial statement (annual financial reports) to limited partners within 120 days after the fiscal year ends, in the form of mail, fax, email or other way.

(1) Balance sheet;

(2) Profit and loss account;

(3) Cash flow statement;

(4) Change of balance in capital account of each partner during the reporting period.

13.4	Information Disclosure

If limited partner has any objections to the report submitted by general partner, limited partner has the right to review the accounting books of enterprise in personal or by its authorized personnel during the working hours of general partner and custodian bank.

14.	Admission, Withdraw and Removal

14.1	Admission

If a new partner wants to join the partnership, it shall be approved by general partner and enter into written agreement. When entered the written agreement, general partner shall notify the operation and financial condition of the partnership to new partner.

New partner shall have same rights and same responsibility as the old partners. New partner shall have unlimited liability to partnership enterprise; new limited partner shall bear the liabilities of enterprise according to their percentage of capital contribution.

14.2	Withdraw

(1) Partners can withdraw under the following circumstance:

a) The event for withdrawal stated in the agreement occurs;

b) Approved by all partners except secondary limited partner;

Limited partner shall not withdraw before the partnership dissolution unless otherwise stated in the agreement. Losses shall be compensated to other partners caused by unauthorized withdraw.

(2) Partners are considered withdrawal under the following circumstance:

a) Natural death or declaration of death of partners;

b) Insolvency;

c) As a legal entity or other organization of partners, the business license is revoked, closure or bankruptcy;

d) Loss of relevant qualification of such partner that is required by law or the partnership agreement;

e) All its property shares owned by such partner in enterprise are enforced by the people's court;

f) Expiration of the partnership term.

14.3	Removal

The removal of executive partners (general partner). When executive partner (1) fails to fulfill its capital contribution obligations; (2) intentional or gross negligence cause the company suffered heavy losses, or suffer substantial indebtedness, or (3) material breach of agreement and cause heavy losses.

The removal of executive partner shall be carried out under the following procedure:

(1) In the circumstance limited partner representing more than one third of the paid capital contribution proposes and provides sufficient evidence of the above conditions, the removal of executive partners shall be discussed at partners’ meeting or special partner meeting;

(2) The resolution of removal of executive partner shall be made after approved by all limited partners;

(3) If the partners haven't reached a resolution to appoint a new executive partner when they remove the current executive partner, then the enterprise shall go into liquidation process.

Under the following circumstance, the limited partners can be removed after written consent by general partner:

(1) Fails to fulfill its capital contribution obligations;

(2) Intentional or gross negligence that cause the company suffered heavy losses;

(3) Breach of agreement and laws.

The removed partner shall be informed by a written notice for the removal. The removal is effective from the date notice received by removed person.

14.4	Property to be received upon exit of partnership

(1) If a partner exits from the partnership due to the expiration of the term under section 4.2, the exiting partner shall settle the payment with the other partners according financial conditions of the partnership when it exits. Considering the complexity of determining the value of the partnership at certain specific time point, all parties agree that the fair value for the exiting partner shall be: its capital contribution ×(1 + m x n). After deducting the payments already received from the partnership and other payment responsibilities of such partner to other partners if any, the exiting partner shall be paid at the fair value for any unpaid portion.

m=the term for such partner in this partnership

n= the number indicated in the exhibit I

(2) If a partner exits before the expiration of its term but with unanimous consent of the other partners, all parties agree that fair value for the exiting partner is: its capital contribution × [1+ the number of the completed full years that it stayed in the partnership × 13%] + its capital contribution × (the additional number of days that it stayed in the partnership for the uncompleted final year ÷360)× 13%. After deducting the payments already received from the partnership and other payment responsibilities of such partner to other partners if any, the exiting partner shall be paid at the fair value for any unpaid portion.

14.5	Property to be received upon removal

If a partner is removed pursuing to the agreement, unless there is other specific arrangement in this agreement, the removed partner shall settle the payment with the other partners according financial conditions of the partnership when it exits. In consideration of the complication regarding valuing the partnership enterprise, all parties agree the fair value for the exiting partner will be his actual paid capital contribution. After deducting the payments already received from the Fund as well as any reimbursement to other partners, if any, the exiting partner shall be paid at the fair value for any unpaid portion.

15.	Non-competition and Exemption

Unless otherwise specified in this agreement, limited partner is allowed to engage in or cooperate with others the business which is competing with the partnership enterprise.

Unless otherwise specified in this agreement, partner can have transaction with the partnership enterprise.

All the partners particularly acknowledge that the situations described below are not regarded as competitive behaviors with the partnership:

(1) General partner or its affiliated parties provide consultant and management services to other enterprises;

(2) General partner make other investment with its own capital;

(3) Other partnership enterprise managed by General partner or its affiliated parties engage in similar business or behavior;

(4) General partner or its affiliated parties raise offshore foreign currency fund to make investment.

The involvement in above mentioned situations by the affiliated parties of general partner are not regarded as competitive business operated by general partner itself or cooperated with others on such competitive business.

16.	Transformation between Limited Partner and General Partner

Unless otherwise specified in this agreement, general partner cannot be transformed into limited partner and limited partner cannot be transformed into general partner.

17.	Dissolution and Liquidation

17.1	Dissolution

When any of the following situations occurs, the partnership enterprise shall be dissolved:

(1) it doesn't receive the contribution from the limited partners within 12 months of its establishment;

(2) expiration of the term of the partnership ;

(3) the partners (excluding partners who violate the agreement) meeting determines to dissolve;

(4) the event of termination of general partner has occurred and parties cannot reach an agreement as to the replacement of the general partner;

(5) the partnership loses its business license or is ordered to close or terminate by a government agency with the authority;

(6) any other dissolution event pursuant to the Partnership Enterprise Law of China or the partnership agreement.

When above item (1) or (2) occurs, the dissolution of the partnership enterprise can be decided by general partner without partners meeting. Under such circumstance, general partner should send out dissolution notice to all limited partners within five business days after it makes dissolution decision.

17.2	Liquidation

After the decision of dissolution of partnership enterprise is made, the trustee shall handle all liquidation and settlement of the credit and debt of the partnership, as well as handling all unresolved affairs and make corresponding notice and announcement to creditor.

All partners will be the trustee. All partners agree that the general partner will be designated to deal with liquidation affairs after above mentioned dissolution occurs.

After the confirmation of trustee, all non-cashed assets of the partnership enterprise will be managed by the trustee.

However, if the trustee is not the general partner, the general partner is obliged to assist the trustee cashing the non-cash assets or disposing them pursuing to the agreement.

Upon request and trustee’s approval in advance, some of limited partners may accept the non-cashed equity shares in the project company of the partnership instead of cashing it. The premise of the trustee to approve such request is that it conforms to the applicable laws and does not affect the interests of the other partners.

Upon dissolution, the assets of the partnership enterprise shall go through the liquidation process and shall be distributed to the partners according to the following sequence:

(1) to the preferred limited partner (if any) until it receives its full contribution amount;

(2) to the ordinary limited partner until it receives its full contribution amount;

(3) to the preferred limited partner until its annual investment return for its contribution reaches its annual return cap indicated in this agreement (the cap is the value of n stated in the exhibit I of the agreement);

(4) to the ordinary limited partner until its annual investment return for its contribution reaches its annual return cap indicated in this agreement (the cap is the value of n stated in the exhibit I of the agreement);

(5) if there are any assets remaining after steps 1 through 4, then they shall be distributed to the secondary limited partner and the general partner according to their percentage of capital contribution.

The annual investment return percentage in this agreement refers to the percentage of the income the partner receives from the partnership enterprise against its actual capital contribution amount on an annual basis from the date when the partner contributed capital to the fund raising account. The formula is just used for interpreting a business definition of the annual investment return percentage and shall not constitute the commitment by the partnership or certain partners to other partners that certain things definitely will happen in a legal fact matter .

17.3	Responsibility of Trustee

(1) Liquidate the assets of the partnership enterprise and prepare the balance sheet and the assets list;

(2) Handle unresolved affairs related to liquidation of the partnership enterprise;

(3) Pay off tax owed by the partnership enterprise;

(4) Manage all credits and debts of the partnership enterprise;

(5) Manage the remaining assets after settlement of debts of the partnership enterprise;

(6) Participate in litigation or arbitration on behalf of the partnership enterprise;

(7) Prepare liquidation report and have the report to be signed and sealed by all partners and submit it to the enterprise register agent within 15 business days to cancel the registration of the partnership.

17.4	Priorities in the Liquidation

Upon liquidation, the assets of the partnership enterprise shall be liquidated and distributed in following sequence:

(1) liquidation cost;

(2) employee salaries and social securities, as well as statutory compensation (if applicable);

(3) tax owed (if applicable);

(4) debt of the partnership enterprise;

(5) distribution among partners pursuing to item 17.2 of the agreement

Above mentioned step (1)、(2) and (3) must be paid in cash; if there is no enough cash, other assets should be cashed out to make such payment; payment method of above step (4) should be negotiated with the creditors; step (5) should be distributed according to the varieties of the remaining assets pursing to the agreement.

18.	Indemnification

If general partner and its affiliates (including but not limited to its officers, directors, shareholders, partners and employers) or any third party on behalf of the partnership upon the request of the general partner in business, investment or other activities of the partnership suffer or may suffer any loss, liabilities or expenses resulted from the involvement in the affairs of the partnership enterprise, the partnership should make its best effort to reimburse such parties within the maximum limit pursuing to the applicable laws.

The general partner may have the partnership enterprise to set up certain reserve fund, trust account or similar arrangements at a reasonable amount for the purpose of this section, if it considers as appropriate and necessary. The general partner may also buy some reasonable insurance for part or all of above mentioned persons for its obligations under this section.

The protection to the above mentioned persons shall be continuous no matter whether they still keep their original positions as they first acquire the rights under the agreement. Any amendment or revision to the agreement will not reduce or limit any reimbursement to above mentioned persons for the activities conducted before the amendment. The obligation under this section shall continue until the partnership enterprise completes its liquidation.

Despite of otherwise said in the agreement, if the assets of the partnership enterprise are not enough for the partnership enterprise to perform its whole or partial 1) obligation under this section; 2) other express obligations under the agreement, the general partner may request partners return sufficient amount of money that have been distributed to them, no matter such obligation occurred before or after the last day of the term of the partnership. However, the returning amount of each limited partner shall be limited to the money that has been distributed to it as to the date when the general partner makes such crawl back request. The crawl back amount for each partner shall be made according to their contribution percentage to the partnership.

19.	Miscellaneous

19.1	Amendment to the Agreement

Unless otherwise agreed in this agreement, any amendments to this agreement must be approved by all partners. Any matters uncovered in the agreement and any amendment of this agreement shall be discussed and agreed by all parties and signed in a written amendment agreement. If there is any conflict between amendments and this agreement, the amendments shall prevail.

19.2	Reservation of Rights

(1) Any partner who has not exercised its rights or take any actions against the breach of agreement by other partners shall not be considered as abandon its rights or waive it claims for the liabilities of the breaching party. Any party who waives any rights or claims against the other party on certain matters shall not be considered as abandon its rights or claims against such party on any other matters. Any waiver should be made in writing.

(2) If some terms in this agreement are determined to be invalid or cannot be implemented according to current law, other provisions of the agreement shall continue to be valid. In that event, the legality, validity, and enforceability of other provisions of the agreement are still exist and all parities shall replace invalid terms with other effective terms which should be as close as possible to the original purposes and principles of the term.

19.3	Notice

(1) Unless otherwise stipulated in this agreement, all notices under this agreement among all parties should be in Chinese and delivered by specially-assigned person, or sent in registered mail, facsimile or EMS.

(2) If the correspondence address or contact address of a partner is changed, the partner should make written notice to the general partner within 3 days since the change. Any party violates such requirement, unless it says otherwise in the law, the party who has address changed should be responsible for all possible losses incurred by the change.

Any notice, request or information under the agreement should all be in written format and sent or delivered to below address to be considered as a complete delivery:

For delivering to partnership enterprise:

Address: 201, No. 19 Tai Ping Qiao Avenue, West City District, Beijing

Fax: 010-88085340

Tele: 010-88013701

Attendance: Zeng Jian

For delivering to general partner:

Address: 201, No. 19 Tai Ping Qiao Avenue, West City District, Beijing

Fax: 010-88085340

Tele: 010-88013701

Attendance: Zeng Jian

For delivering to each limited partner, the contact information shall be provided in written by each limited partner later.

Any limited partner may change its correspondence address any time by making written notice to the partnership enterprise and the general partner.

General partner and partnership enterprise may change its correspondence address any time by making written notice to limited partners.

19.4	Severability

If any provision of the agreement or any application to any person or circumstance is determined invalid, other provisions or validity of the application to other person or other circumstance shall not be affected.

19.5	Titles

Each title of the agreement is for convenient reference only. The title shall not otherwise define, limit or extent the provision of the agreement.

19.6	Confidentiality

All parties agree that all materials and information provided by one party to other parties of this agreement or for the transactions mentioned in this agreement shall be kept confidential and cannot be disclosed to any other party (except for the employees and directors of disclosing party that need to know such information) without written consent of the other party, except for (1) to investors for the potential transactions; (2) to attorneys, accountants, counselors, or advisors related to the transaction; (3) to relevant governments or authorities as applicable law and regulations require.

19.7	Law Application and Dispute Resolution

The formation, effectiveness, interpretation, performance and dispute of the partnership agreement are subject to current Chinese law and administrative regulations and policies (excluding Hong Kong special administrative region, Macao special administrative region and Taiwan region).

Any dispute that cannot be solved by negotiation shall be submitted to the court where this agreement is executed. The losing party should assume the court fees.

During legal proceedings, all parties should continue to perform its other obligation except for the disputed part.

19.8	Force Majeure

“Force Majeure” refers to the unforeseeable, uncontrollable or unavoidable issues which interfere with, affect or delay all or partial performance of the agreement, which includes but not limited to earthquake, typhoon, flood, fire, pestilence, other natural disaster, war, coup, riot, strike, etc.

19.9	Effectiveness of the Agreement

The agreement will be effect on each party and its heirs, successor, assignee or procurator, as well as its consigner, trustee or nominee if any.

19.10	Execution Copies

The agreement has in 10 duplicates and each has same legal effect. General partner holds two copies. Each limited partner holds one copy. Other copies will be used to carry out relevant procedure for the partnership enterprise.

19.11	Effective Date of the Agreement

The agreement becomes effective when it is signed and sealed by all parties. Any amendment to the agreement will become effective according to the requirement of the agreement.

19.12	Where the Agreement Is Signed

The agreement is signed in Beijing.

Exhibit I

Name	Subscribed Capital Contribution (RMB: yuan)	Paid Capital Contribution (RMB:yuan)	Date of Payment	Value of n	Classification
Hongyuan Recycling Energy Investment Management (Beijing) Co., Ltd.	5 million		2013	13%/annual	General Partner
China Orient Asset Management Co., Ltd.	280 million		2013	13%/annual	Preferred Limited Partner
Hongyuan Huifu Venture Capital Co., Ltd.	100 million		2013	13%/annual	Ordinary Limited Partner
Xi’an TCH Energy Technology Co., Ltd.	75 million		2013	------	Secondary Limited Partner

[Signature page to follow]

Hongyuan Recycling Energy Investment Management (Beijing) Co., Ltd. (Sealed)

Executed Date:

Hongyuan Huifu Venture Capital Co., Ltd. (Sealed)

Executed Date:

Xi’an TCH Energy Technology Co., Ltd. (Sealed)

Executed Date: